EXHIBIT 10.2

THE MICHAELS COMPANIES, INC.

FORM OF STOCK OPTION AGREEMENT

Optionee:

This Option and any securities issued upon exercise of this Option are subject to restrictions on voting and transfer and other provisions as set forth in the Amended and Restated Stockholders Agreement among The Michaels Companies, Inc. and certain investors, originally dated as of October 31, 2006, as amended and restated on February 16, 2007, as amended on July 22, 2013, and amended from time to time thereafter (the “Stockholders Agreement”), and the terms of the Registration Rights Agreement referred to therein (the “Registration Rights Agreement”).  This Option and any securities issued upon exercise of this Option constitute an Option and Shares, respectively, as defined in the Stockholders Agreement.

This Stock Option Agreement (this “Agreement”) is hereby entered into between The Michaels Companies, Inc., a Delaware corporation (the “Company”), and the Optionee named above pursuant to the Company’s Equity Incentive Plan, as amended from time to time (the “Plan”).  For the purpose of this Agreement, the “Grant Date” shall mean           , 201    .

1.                                      Grant of Option.  This Agreement evidences the grant by the Company on the Grant Date to the Optionee of an option (the “Option”) to purchase, in whole or in part, on the terms provided herein and in the Plan, a total of                    shares of Common Stock of the Company, par value $.10 per share (the “Shares”), at $           per Share.

The Option evidenced by this Agreement is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code (the “Code”).

2.                                      Vesting.  During the Optionee’s Employment, the Option will vest and become exercisable (i) with respect to 25% of the Shares on each of the first through fourth anniversaries of the Grant Date or (ii) if earlier, with respect to any unvested portion of the Option, upon a Change of Control (as defined in the Stockholders Agreement).

3.                                      Exercise of Option.

(a)                                 Details of Exercise.  Each election to exercise this Option shall be subject to the terms and conditions of the Plan and shall be in writing, signed by the Optionee or by his or her executor or administrator or by the Person or Persons to whom this Option is transferred by will or the applicable laws of descent and distribution (the “Legal Representative”), and made pursuant to and in accordance with the terms and conditions set forth in the Plan.  The latest date on which this Option may be exercised is               , 202   , subject to earlier termination in accordance with the terms and provisions of the Plan and this Agreement.

(b)                                 Payment of Exercise Price.  The following are permitted forms of payment for the exercise of this Option and for the remittance of withholding taxes pursuant to Section 8: (a) cash or check acceptable to the Administrator, (b) actual or constructive transfer to the Company of shares of Stock owned by the Optionee for at least six months (or, with the consent of the Administrator, for less than six months) having an aggregate Fair Market Value at the date of exercise equal to the aggregate exercise price of the Award, (c) authorization by the Optionee of the Company to withhold a number of shares of Stock otherwise issuable to the Optionee under this Option having an aggregate Fair Market Value on the date of exercise equal to the aggregate exercise price of this Option and, if applicable, the amount of any withholding tax, (d) at such time, if any, as the Stock is publicly traded through a broker-assisted “cashless” exercise program acceptable to the Administrator, and (e) by a combination of such methods of payment.

4.                                      Effect of Certain Transactions.  In the event of a Corporate Transaction (as defined in the Plan) or a Change of Control (as defined in the Stockholders Agreement), the terms of Article 7 of the Plan shall control.

5.                                      Representations and Warranties of Optionee.

The Optionee represents and warrants that:

(a)                                 Authorization.  The Optionee has full legal capacity, power, and authority to execute and deliver this Agreement and to perform the Optionee’s obligations hereunder.  This Agreement has been duly executed and delivered by the Optionee and is the legal, valid, and binding obligation of the Optionee enforceable against the Optionee in accordance with the terms hereof.

(b)                                 No Conflicts.  The execution, delivery, and performance by the Optionee of this Agreement and the consummation by the Optionee of the transactions contemplated hereby will not, with or without the giving of notice or lapse of time, or both (i) violate any provision of law, statute, rule or regulation to which the Optionee is subject, (ii) violate any order, judgment or decree applicable to the Optionee, or (iii) conflict with, or result in a breach of default under, any term or condition of any agreement or other instrument to which the Optionee is a party or by which the Optionee is bound.

(c)                                  Thorough Review, etc.  The Optionee has thoroughly reviewed the Plan, this Agreement, the Stockholders Agreement and the Registration Rights Agreement in their entirety.  The Optionee has had an opportunity to obtain the advice of counsel (other than counsel to the Company or its Affiliates) prior to executing this Agreement, and fully understands all provisions of the Plan and this Agreement.

(d)                                 Knowledge.  The Optionee has been advised that neither this Option or the Shares received upon this Option’s exercise have been registered under the Securities Act or any state securities laws and, therefore, none of those securities can be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available.  Except to the extent provided in the Stockholders Agreement and the Registration Rights Agreement, the Optionee is aware that the Company is under no obligation to effect any such registration with respect to any such securities or to file for or comply with any exemption from registration.  The Optionee is acquiring and holding the Option and any Shares received upon the Option’s exercise for its own account and not with a view to, or for resale in connection with, the distribution thereof in violation of the Securities Act.  The Optionee is either an “accredited investor” as defined in Regulation D under the Securities Act or possesses such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of an investment in the securities of the Company described in this Agreement.

6.                                      Non-Competition/Non-Solicitation.  The Optionee hereby acknowledges that the Company and its Affiliates have invested and continue to invest considerable resources in developing Company Information (as defined below) and trade secrets, and in establishing and maintaining relationships with customers, employees, and vendors.  The Optionee hereby further acknowledges that the Option is being furnished to the Optionee as good and valuable consideration, among other consideration, in exchange for the below covenants, which are necessary to protect the Company Information, trade secrets, and goodwill of the Company and its Affiliates:

(a)                                 Non-Competition.  The Optionee covenants and agrees that during the Optionee’s Employment and for a period of twelve (12) months (and such period shall be tolled on a day-to-day basis for each day during which the Optionee participates in any activity in violation of the restrictions set forth in this Section 6(a)) following the Optionee’s termination of Employment, whether such termination occurs at the insistence of the Company or its Affiliates or the Optionee (for whatever reason), the Optionee will not, directly or indirectly, alone or in association with others, anywhere in the Territory, own, manage, operate, control or participate in the ownership, management, operation or control of, or be connected as an officer, employee (in a position or at a level similar to or above that performed by the Optionee during his/her Employment), investor, principal, joint venturer, shareholder, partner, director, consultant, agent or otherwise with, or have any financial interest (through stock or other equity ownership, investment of capital, the lending of money or otherwise) in, any business, venture or activity that directly or indirectly competes, or is in planning, or has undertaken any preparation, to compete, with the Business of the Company or any of its Immediate Affiliates (a “Competitor”), except that nothing contained in this Section 6(a) shall prevent the Optionee’s wholly passive ownership of two percent (2%) or less of the equity securities of any Competitor that is a publicly-traded company.  For purposes of this Section 6(a), the “Business of the Company or any of its Immediate Affiliates” is that of arts and crafts specialty retailer providing materials, ideas and education for creative activities; provided, that the term “Competitor” shall not include any business, venture or activity whose gross receipts derived from the retail sale of arts and crafts products (aggregated with the gross receipts derived from the retail sale of arts and crafts projects of any related business, venture or activity) are less than ten percent (10%) of the aggregate gross receipts of such businesses, ventures or activities. For purposes of this Section 6(a), the “Territory” is comprised of those states within the United States and those provinces of Canada in which the Company or any of its Immediate Affiliates was doing business at any time during the Optionee’s Employment, or with respect to the Optionee’s obligations following his or her termination of Employment the twelve (12) months immediately preceding the Optionee’s termination of Employment.  For purposes of this Section, “Immediate Affiliates” means those Affiliates which are one of the following: (i) a direct or indirect subsidiary of the Company, (ii) a parent to the Company or (iii) a direct or indirect subsidiary of such a parent.

(b)                                 Non-Solicitation. The Optionee covenants and agrees that during the Optionee’s Employment and for a period of twelve (12) months (and such period shall be tolled on a day-to-day basis for each day during which the Optionee participates in any activity in violation of the restrictions set forth in this Section 6(b)) after the termination of the Optionee’s Employment, whether such termination occurs at the insistence of the Company or the Optionee (for whatever reason), the Optionee shall not, and shall not assist any other person to, (i) hire or solicit for hire any employee of the Company or any of its Immediate Affiliates or seek to persuade any employee of the Company or any of its Immediate Affiliates to discontinue employment or (ii) solicit or encourage any independent contractor providing services to the Company or any of its Immediate Affiliates to terminate or diminish its relationship with them; provided, however, that after termination of the Optionee’s Employment, these restrictions shall apply only with respect to employees of, and independent contractors providing services to, the Company or one of its Immediate Affiliates who were such on the date that the Optionee’s Employment terminated or at any time during the nine (9) months immediately preceding such termination date.

(c)                                  Goodwill and Company Information. The Optionee acknowledges the importance to the Company and its Affiliates of protecting their legitimate business interests, including without limitation the valuable Company Information and goodwill that they have developed or acquired at considerable expense.  The Optionee acknowledges and agrees that in the course of the Optionee’s Employment, the Optionee has acquired: (i) confidential information including without limitation information received by the Company (or any of its Affiliates) from third parties, under confidential conditions, (ii) other technical, product, business, financial or development information from the Company (or any of its Affiliates), the use or disclosure of which reasonably might be construed to be contrary to the interest of the Company (or any of its Affiliates), or (iii) any other proprietary information or data, including but not limited to identities, responsibilities, contact information, performance and/or compensation levels of employees, costs and methods of doing business, systems, processes, computer hardware and software, compilations of information, third-party IT service providers and other Company or its Affiliates’ vendors, records, sales reports, sales procedures, financial information, customer requirements and confidential negotiated terms, pricing techniques, customer lists, price lists, information about past, present, pending and/or planned Company or its Affiliates’ transactions not publically disclosed and other confidential information which the Optionee may have acquired during the Optionee’s Employment (hereafter collectively referred to as “Company Information”) which are owned by the Company or  its Affiliates and regularly used in the operation of its business, and as to which precautions are taken to prevent dissemination to persons other than certain directors, officers and employees and if disclosed, would assist in competition against the Company or any of its Affiliates.  Optionee understands and agrees that such Company Information was and will be disclosed to Optionee in confidence and for use only in performing work for the Company or its Affiliates.  Optionee understands and agrees that Optionee: (x) will keep such Company Information confidential at all times, (y) will not disclose or communicate Company Information to any third party, and (z) will not make use of Company Information on Optionee’s own behalf, or on behalf of any third party.  In view of the nature of Optionee’s Employment and the nature of Company Information Optionee receives during the course of Optionee’s Employment, Optionee agrees that any unauthorized disclosure to third parties of Company Information would cause irreparable damage to the confidential or trade secret status of Company Information. Optionee further acknowledges and agrees that the restrictions on my activities set forth above are necessary to protect the goodwill, Company Information and other legitimate interests of the Company and its Affiliates and that Optionee’s acceptance of these restrictions is a condition of receipt of the Award, to which Optionee would not otherwise be entitled, and the Award is good and sufficient consideration to support Optionee’s agreement to and compliance with these covenants.

(d)                                 Remedies.  In the event of a breach or threatened breach by the Optionee of any of the covenants contained in Section 6(a), 6(b) or 6(c):

(i)                                     any vested portion of the Option that is unexercised, shall be forfeited effective as of the date of such breach or threatened breach, unless sooner terminated by operation of another term or condition of this Agreement or the Plan;

(ii)                                  the Optionee hereby consents and agrees that the Company shall be entitled to a “claw back” of (x) shares of Stock issued upon exercise of the Option, and (y) the cash gain value received by Optionee pursuant to any sale of shares of Stock issued upon exercise of the Option; and

(iii)                               the Optionee hereby consents and agrees that the Company shall be entitled to seek, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. The aforementioned equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages or other available forms of relief.

(e)                                  General.  Optionee agrees that the above restrictive covenants are completely severable and independent agreements supported by good and valuable consideration and, as such, shall survive the termination of this Agreement for whatever reason.  The Company and Optionee agree that any invalidity or unenforceability of any one or more of such restrictions on competition shall not render invalid or unenforceable any remaining restrictive covenants. Should a court of competent jurisdiction determine that the scope of any provision of this Section 6 is too broad to be enforced as written, the Company and Optionee intend that the court reform the provision to such narrower scope as it determines to be reasonable and enforceable.

7.                                      Other Agreements.  Optionee acknowledges and agrees that the Shares received upon exercise of this Option will be subject to the Stockholders Agreement and to the Registration Rights Agreement and the transfer and other restrictions, rights, and obligations set forth in those agreements.  By executing this Agreement, the Optionee hereby becomes a party to and bound by the Stockholders Agreement and the Registration Rights Agreement as a Manager (as such term is defined in those agreements), without any further action on the part of the Optionee, the Company or any other Person.

8.                                      Legends.  Certificates evidencing any Shares issued upon exercise of the Option granted hereby may bear the following legends, in addition to any legends which may be required by the Stockholders Agreement or by the Registration Rights Agreement:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A PRIVATE PLACEMENT, WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE ACT COVERING THE TRANSFER OR AN OPINION OF COUNSEL, SATISFACTORY TO THE ISSUER, THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED.”

9.                                      Withholding.  No Shares will be issued, sold or transferred pursuant to the exercise of this Option unless and until the Person exercising this Option shall have remitted to the Company an amount sufficient to satisfy any federal, state, or local withholding tax requirements, or shall have made other arrangements satisfactory to the Company with respect to such taxes.

10.                               Nontransferability of Option.  This Option is not transferable by the Optionee other than by will or the applicable laws of descent and distribution, and is exercisable during the Optionee’s lifetime only by the Optionee.

11.                               Status Change.  Upon the termination of the Optionee’s Employment, this Option shall continue or terminate as, and to the extent, provided in the Plan.

12.                               Effect on Employment.  Neither the grant of this Option, nor the issuance of Shares upon exercise of this Option, will give the Optionee any right to be retained in the employ of the Company or its Affiliates, affect the right of the Company or its Affiliates to discharge or discipline the Optionee at any time, or affect any right of the Optionee to terminate his or her Employment at any time.

13.                               Indemnity.  Optionee hereby indemnifies and agrees to hold the Company harmless from and against all losses, damages, liabilities and expenses (including without limitation reasonable attorneys fees and charges) resulting from any breach of any representation, warranty, or agreement of the Optionee in this Agreement or any misrepresentation of the Optionee in this Agreement.

14.                               Provisions of the Plan.  This Agreement is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference.  A copy of the Plan as in effect on the Grant Date has been furnished to the Optionee.  By exercising all or any part of this Option, the Optionee agrees to be bound by the terms of the Plan and this Agreement.  In the event of any conflict between the terms of this Agreement and the Plan, the terms of this Agreement shall control.

15.                               Definitions.  Initially capitalized terms not otherwise defined herein have the meaning provided in the Plan.

16.                               Governing Law; Jurisdiction.  Notwithstanding anything to the contrary in the Plan, Section 6 of this Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without giving any effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction, except where preempted by federal law. Both parties hereby consent and submit to the jurisdiction of the state and federal courts in Dallas County, Texas in all questions and controversies arising out of this Agreement.

17.                               General.  For purposes of this Agreement and any determinations to be made by the Administrator hereunder, the determinations by the Administrator shall be binding upon the Optionee and any transferee.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer.

DATED:

THE MICHAELS COMPANIES, INC.

By:
Michael J. Veitenheimer
Senior Vice President and Secretary

The undersigned acknowledges and agrees to the terms of this Stock Option Agreement and acknowledges and agrees that by the undersigned’s execution below, the undersigned is also joining and becoming a party to the Amended and Restated Stockholders Agreement and the Registration Rights Agreement.

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